UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2012

MERGE HEALTHCARE INCORPORATED
(Exact name of Registrant as specified in its charter)

Delaware	001–33006	39-1600938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, 24th Floor
Chicago, Illinois  60601-6436
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (312) 565-6868

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Stockholders (“Annual Meeting”) was held on June 18, 2012.  A total of 79,867,574 shares were represented, either in person or by proxy, at the Annual Meeting.  Matters voted on and the results of such votes are as follows:

Of the shares represented at our Annual Meeting and referred to above, the following number of shares were voted FOR and WITHHELD for the following seven (7) individuals to serve as directors (“Directors”) on our Board of Directors until the next annual meeting of the stockholders, or otherwise as provided in our bylaws:

Name	Votes For	Withheld	Result
Dennis Brown	64,696,254	901,538	Elected

Justin C. Dearborn	62,152,304	3,445,488	Elected

Michael W. Ferro, Jr.	62,827,731	2,770,061	Elected

Gregg G. Hartemayer	64,693,332	904,460	Elected

Richard A. Reck	64,037,304	1,560,488	Elected

Neele E. Stearns, Jr.	64,806,032	791,760	Elected

Jeffery A. Surges	63,610,307	1,987,485	Elected

There were 14,269,782 broker non-votes with respect to the election of Directors.

The holders of 79,653,830 shares voted FOR ratification of our appointment of the firm BDO USA, LLP as our independent registered public accounting firm for the 2012 fiscal year; the holders of 100,961 shares voted AGAINST such ratification; and the holders of 112,783 shares ABSTAINED.  There were no broker non-votes with respect to the ratification of our independent registered public accounting firm.

No other business was brought before the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

By:	/s/ Ann G. Mayberry-French

Name: Ann G. Mayberry-French
Title: General Counsel and Corporate Secretary
Date: June 20, 2012